Dated July 6 2022

OPERATING LEASE AGREEMENT

relating to one (1) Airbus A321-271NX Aircraft
delivering in October 2023 (Aircraft 1)

between

UMB Bank, National Association, not in its individual capacity but solely as owner trustee

as Lessor

and

LATAM AIRLINES GROUP S.A.
as Lessee

AVOLON

EXECUTION PAGE

SIGNED by	)	
duly authorised for and	)	[signature]
on behalf of	)	Dain W. Brown / Senior Vice President
UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee	)	

SIGNED by	)	
duly authorised for and	)	
on behalf of	)	
LATAM AIRLINES GROUP S.A.	)	

EXECUTION PAGE

SIGNED by)
duly authorised for and)
on behalf of)
UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee)

SIGNED by)
duly authorised for and)
on behalf of)
LATAM AIRLINES GROUP S.A.)

DocuSigned by:
Andrés Del Valle
DD6A84F1314144C...

Dated ____July 6____ 2022

OPERATING LEASE AGREEMENT

relating to one (1) Airbus A321-271NX Aircraft
delivering in December 2023 (Aircraft 2)

between

UMB Bank, National Association, not in its individual capacity but solely as owner trustee

as Lessor

and

LATAM AIRLINES GROUP S.A.
as Lessee

AVOLON

EXECUTION PAGE

SIGNED by	)	
duly authorised for and	)	[signature]
on behalf of	)	Dain W. Brown / Senior Vice President
UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee	)	

SIGNED by	)	
duly authorised for and	)	
on behalf of	)	
LATAM AIRLINES GROUP S.A.	)	

EXECUTION PAGE

SIGNED by)
duly authorised for and)
on behalf of)
UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee)

SIGNED by)
duly authorised for and)
on behalf of)
LATAM AIRLINES GROUP S.A.)

DocuSigned by:
Andrés Del Valle
DD8A84F1314144C...